THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED
           ON OR BEFORE 5:00 P.M. (TORONTO TIME) ON SEPTEMBER 6, 2002

                        THIS WARRANT IS NOT TRANSFERABLE


                        GENEREX BIOTECHNOLOGY CORPORATION

                     (Incorporated under the laws of Idaho)

Right to Purchase                                            7,937 Common Shares


THIS IS TO CERTIFY THAT, for value received, BERCKELEY INVESTMENT GROUP LTD., 50 Shirley Street, Nassau, Bahamas (the "Holder") is entitled to subscribe for and purchase 7,937 fully paid and non-assessable Common Shares in the capital of Generex Biotechnology Corporation (the "Company") at a price of $21.82 per share if purchased on or before September 6, 2002 subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional shares of Common Shares), by surrender of this Warrant (properly endorsed if required) at the office of the Company, 33 Harbour Square, Suite 202, Toronto, Ontario M5J 2G2 together with a certified cheque payable to the order of the Company in payment of the purchase price of the number of Common Shares subscribed for.

In the event of any exercise of the rights represented by this Warrant, certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

I. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant purchase price shall be proportionately reduced and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the Company shall at any time consolidate its outstanding Common Shares into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be proportionately decreased.

     If any capital organization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another company shall be effected, then as a condition of such reorganization, reclassification, subdivision or consolidation, merger or amalgamation, adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, subdivision or consolidation, merger or amalgamation not taken place. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor company (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such shares of the stock or securities in accordance with the foregoing provisions, such Holder may be entitled to purchase.

II.  In case at any time:

A. the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

B. the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

C. there shall be any capital reorganization, or reclassification of the capital stock of the Company, or subdivision or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another company; or

D. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant, at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, subdivision or consolidation, merger or amalgamation, dissolution, liquidation or winding up and in the case of any such reorganization, reclassification, subdivision or consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, subdivision or consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepared, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

III. As used herein, the term "Common Shares" shall mean and include the Company's presently authorized Common Shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

IV. This Warrant shall not entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

V. This Warrant and all rights hereunder are not transferable.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer under its corporate seal, and this Warrant to be dated the 29th day of September 1998.

                                            GENEREX BIOTECHNOLOGY CORPORATION


                                            Per: /S/Anna E. Gluskin
                                                 -------------------------------

                                SUBSCRIPTION FORM




TO:      c/o Generex Biotechnology Corporation
         33 Harbour Square
         Suite 202
         Toronto, Ontario
         M5J 2G2


The undersigned, the holder of the within Non-Transferable Share Purchase Warrant, subscribes for _______________ of the common shares referred to in the same Non-Transferrable Share Purchase Warrant according to the conditions thereof and herewith makes payment of the purchase price in full for the said number of shares.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

Name(s) in full                   Address                       Number of Shares
---------------                   -------                       ----------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


DATED this _____ day of _____________________________, 199_.



                             ___________________________________________________
                             Signature of subscriber


                             ___________________________________________________
                             Print name of subscriber


                             ___________________________________________________
                             Address in full of subscriber

                             ___________________________________________________


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